UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 7. Regulation FD

Item 7.01. Disclosure.

On October 1, 2007, we announced that we have reached tentative agreements with developers who will build three wind farms in Kansas totaling approximately 300 megawatts. Under the agreements, we would own approximately half of the wind generators at an expected cost of $281.6 million and we would purchase energy under supply contracts for the other half. We also announced that the agreements are contingent upon us receiving satisfactory regulatory pre-approval, and that we filed with the Kansas Corporation Commission (KCC) a request for predetermination of ratemaking principles and asked the KCC to issue its order by December 31, 2007.

A copy of our October 1, 2007 press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth herein and therein.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Accordingly, the information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Section 8. Other Events

Item 8.01. Other Events.

The following table updates and replaces the table on page 38 under the caption “Future Cash Requirements” in our Annual Report on Form 10-K for the period ending December 31, 2006.

	Actual 2006	2007	2008	2009	2007 - 2009 Cumulative
	(In Thousands)
Generation:
Replacements and other	$51,343	$93,005	$133,534	$145,199	$371,738
Additional capacity	74,552	213,537	116,843	33,652	364,032
Environmental	47,103	191,987	168,268	128,428	488,683
Wind (a)	—	76,000	205,600		281,600
Nuclear fuel	25,716	31,517	19,420	19,901	70,838
Transmission	31,537	65,310	104,656	137,366	307,332
Distribution:
Replacements and other	38,409	37,106	56,742	73,794	167,642
New customers	64,161	56,175	57,467	58,788	172,430
Other	12,039	47,643	18,597	16,633	82,873

Total capital expenditures	$344,860	$812,280	$881,127	$613,761	$2,307,168

(a)	The anticipated capital expenditures for the wind generating facilities are contingent on us receiving satisfactory regulatory pre-approval with respect to such facilities.

Management expects relatively high capital expenditures to continue for the immediate years beyond those reflected in the foregoing table.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated October 1, 2007

Forward-looking statements: Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “expect,” “likely,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals and are based on assumptions by the management of the Company as of the date of this document. If management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could differ materially from those anticipated. These differences could be caused by a number of factors or a combination of factors including, but not limited to, those factors described under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission. Readers are urged to consider such factors when evaluating any forward-looking statement, and the Company cautions you not to put undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: October 1, 2007	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 99.1	Press Release dated October 1, 2007